UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GOLDEN GRAIN ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1822 43rd Street SW
Mason City, IA 50401

NOTICE OF 2018 ANNUAL MEETING OF MEMBERS
To be Held Monday, February 19, 2018
To our members:

The 2018 annual meeting of members (the "2018 Annual Meeting") of Golden Grain Energy, LLC (the "Company") will be held on Monday, February 19, 2018, at the Knights of Columbus, 551 S. Taft Avenue, Mason City, Iowa, 50401. Registration for the meeting and lunch will begin at 12:00 p.m. The 2018 Annual Meeting will follow the lunch, and will commence at approximately 1:00 p.m. The board of directors (the "Board") encourages you to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 MEMBER MEETING TO BE HELD ON MONDAY, FEBRUARY 19, 2018:

◦
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

◦	The proxy statement, proxy card and annual report to members are available at http://www.goldengrainenergy.com; and

◦
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (641) 423-8525 or toll free at (888) 443-2676 or by written request at Golden Grain Energy, LLC at 1822 43rd Street SW, Mason City, IA 50401, by e-mail at info@ggecorn.com, or on our website at http://www.goldengrainenergy.com on or before February 12, 2018, to facilitate timely delivery.

The purposes of the meeting are to: (1) Elect two directors to the Board; (2) Vote on an amendment to the Company's Operating Agreement proposed by the Company; and (3) Transact such other business as may properly come before the 2018 Annual Meeting or any adjournments thereof.

Only members listed on the Company's records at the close of business on January 9, 2018 are entitled to notice of the 2018 Annual Meeting and to vote at the 2018 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. on Friday, February 16, 2018.

All members are cordially invited to attend the 2018 Annual Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://www.goldengrainenergy.com and may be printed by the members. No personal information is required to print a proxy card. We will be sending you a proxy card approximately 10 days from the date of this letter. If you wish to revoke your proxy at the meeting and execute a new proxy card, you may do so by giving written notice to our CFO, Christy Marchand, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (641) 421-8457 or mail it to the Company at 1822 43rd Street SW, Mason City, Iowa 50401. If you need directions to the meeting, please contact the Company using the information listed above.

By order of the Board of Directors,

/s/ Dave Sovereign
Chairman of the Board

Mason City, Iowa
January 9, 2018

Golden Grain Energy, LLC
1822 43rd Street SW
Mason City, Iowa 50401

Proxy Statement
2018 Annual Meeting of Members
Monday, February 19, 2018

This proxy solicitation is being made by the Company. The proxy statement and proxy card were prepared by the board of directors (the "Board") of Golden Grain Energy, LLC (the "Company") for use at the 2018 annual meeting of members of the Company to be held on Monday, February 19, 2018 (the "2018 Annual Meeting"), and at any adjournment thereof. The 2018 Annual Meeting will be held at the Knights of Columbus, 551 S. Taft Avenue, Mason City, Iowa, 50401. Registration for the meeting and lunch will begin at 12:00 p.m. The 2018 Annual Meeting will follow the lunch, and will commence at approximately 1:00 p.m. Distribution of this proxy statement and the proxy card is scheduled to begin on or about January 9, 2018. This solicitation is being made according to the SEC's Internet availability of proxy materials rules, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, email, facsimile or letter.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:
The Board is soliciting your proxy to vote at the 2018 Annual Meeting because you were a member of the Company at the close of business on January 9, 2018, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:
You are voting on the (1) election of two directors; and (2) Third Amendment to the Company's Third Amended and Restated Operating Agreement proposed by the Company (the "Operating Agreement Amendment"). The nominees are Jim Boeding and Duane Lynch.

Q:	How many votes do I have?

A:
Members are entitled to one vote for each Class A or Class B membership unit that they hold. Members who have the right to appoint a director to the Board are not entitled to vote in the general election of directors.

Q:	What is the voting requirement to elect the directors and what is the effect of an abstention or withhold vote?

A:
In the election of directors, the two nominees receiving the greatest number of votes will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the director election, because directors are elected by plurality vote, abstentions and withheld votes will not be counted either for or against any nominee. Abstentions and withheld votes will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:	What is the voting requirement to approve the proposed Operating Agreement Amendment and what is the effect of abstention?

A:
The proposed Operating Agreement Amendment will be approved if it receives affirmative votes from members holding a majority of the units, represented at a meeting where a quorum is present and entitled to vote on the matter. Abstentions will be counted for purposes of determining if a quorum is represented at the meeting, but will have the effect of a vote AGAINST the proposed Operating Agreement Amendment.

Q:	How many membership units are outstanding?

A:	On January 9, 2018, the record date, there were 18,953,000 outstanding Class A membership units and 920,000 outstanding Class B membership units for a total of 19,873,000 units outstanding.

Q:	What constitutes a quorum?

A:
The presence of members holding 30% of the total outstanding Class A and B membership units entitled to vote on the matter, or 5,061,900 membership units for the election of directors, and 5,961,900 for the Operating Agreement Amendment, regardless of class, constitutes a quorum. If you are entitled to vote and submit a properly executed proxy, then your units will be counted as part of the quorum.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2018 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:

•
Proxy. You may cast your votes by executing a proxy card for the 2018 Annual Meeting and submitting it to the Company prior to the 2018 Annual Meeting. Completed proxy cards must be RECEIVED by the Company by 5:00 p.m. on Friday, February 16, 2018 in order to be valid. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card for the 2018 Annual Meeting. After you have marked your choices, please sign and date the proxy card and return it to the Company, either by mail at 1822 43rd Street SW, Mason City, Iowa 50401, or fax it to the Company at (641) 421-8457. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR the incumbents Jim Boeding and Duane Lynch, and FOR Proposal Two- Operating Agreement Amendment.

•	In person at the 2018 Annual Meeting. All members entitled to vote may vote in person at the 2018 Annual Meeting.

Q:	Do I have dissenters' rights, appraisal rights or similar rights?

A:	Pursuant to Section 6.8 of the Operating Agreement, members have no dissenters' rights, appraisal rights or any similar rights.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•	Voting in person at the 2018 Annual Meeting;

•
Giving written notice of the revocation to the Company's CFO, Christy Marchand, at the Company's offices at 1822 43rd Street SW, Mason City, Iowa 50401 which is RECEIVED prior to 5:00 p.m. on Friday, February 16, 2018; or

•	Giving written notice of the revocation to the Company's CFO, Christy Marchand, at the commencement of the 2018 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices on the proxy card, then the proxies will vote your units FOR the incumbent directors Jim Boeding and Duane Lynch and FOR Proposal Two - Operating Agreement Amendment. You may wish to vote for only one of the director nominees. In this case, your vote will only be counted for the nominee you have selected. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a nominee or FOR and AGAINST Proposal Two - Operating Agreement Amendment, your votes will not be counted with respect to the director nominee or proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2018 Annual Meeting.

Q:	Who can attend the 2018 Annual Meeting?

A:	All members of the Company as of the close of business on the record date may attend the 2018 Annual Meeting.

Q:	What is the record date for the 2018 Annual Meeting?

A:	The record date for the 2018 Annual Meeting is January 9, 2018.

Q:	Who will count the vote?

A:	The Company's CFO, Christy Marchand, and Human Resources Manager, Whitney Brierly, will act as inspectors of the election and will count the vote.

Q:	How do I nominate a candidate for election as a director for the 2018 annual meeting?

A:
Two director positions will stand for election at the 2018 annual meeting. Nominations for director positions are made by a nominating committee appointed by the Board. In addition, a member may nominate a candidate for director by following the procedures explained in Section 5.2(c) of the Operating Agreement. Section 5.2(c) of the Operating Agreement requires that written notice of a member's intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date when the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations submitted pursuant to the provisions of the Operating Agreement must be submitted to the Company by September 11, 2018.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2018 annual meeting?

A:
In order to be considered for inclusion in next year's proxy statement, member proposals must be submitted in writing to the Company by September 11, 2018. The Company suggests that member proposals for the 2018 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2018 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than November 25, 2018. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2018 annual meeting by November 25, 2018, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	What is the effect of a broker non-vote?

A:
While we do not believe that any of our units are held in street name by brokers, broker non-votes, if any, will count for purposes of establishing a quorum at the 2018 Annual Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including the proposals presented at the 2018 Annual Meeting, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote either way and reports the units as "non-votes." These broker non-votes function as abstentions under our governing documents.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
ELECTION OF DIRECTORS

Seven elected and three appointed directors comprise the Board. The elected directors are divided into three classes. Two directors are to be elected by the members at the 2018 Annual Meeting and the terms of the remaining elected directors expire in either 2019 or 2020. Below is a chart showing when each elected director's term expires.

Annual Meeting	Directors Who Stand For Election
2018	Jim Boeding
Duane Lynch
2019	Stan Laures
Roger Shaffer
Dave Sovereign
2020	Marion Cagley
Jerry Calease

At the 2015 annual meeting, Jim Boeding and Duane Lynch were re-elected to serve three-year terms until the 2018 annual meeting. At the 2016 annual meeting, Dave Sovereign, Roger Shaffer and Stan Laures were re-elected to serve three-year terms until the 2019 annual meeting. At the 2017 annual meeting, Marion Cagley and Jerry Calease were re-elected to serve three-year terms until the 2020 Annual Meeting.

The Board has recommended Jim Boeding and Duane Lynch as nominees for election at the 2018 Annual Meeting. Mr. Boeding and Mr. Lynch have served on the Board since the Company’s inception. Each of the nominees was recommended by members of the Company to the nominating committee.

The following table contains certain information with respect to the nominees for election to the Board at the 2018 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Director	Term Expires
Jim Boeding, Farmer	70	2002	2018
Duane Lynch, Farmer	77	2002	2018

Biographical Information for Nominees

Jim Boeding, Incumbent Director, Nominee - Age 70

Mr. Boeding has served on the Board since the Company's inception. Mr. Boeding's term expires in 2018. Mr. Boeding is also a member of our executive committee and audit committee. For over 40 years, Mr. Boeding has operated a farm near Decorah, Iowa called Quiet Creek Farm. Mr. Boeding holds a degree in business from the University of Northern Iowa and has been involved in several startup companies in the area that have resulted in economic benefits. Mr. Boeding serves as a director of Golden Advanced Proteins, a private company. Mr. Boeding previously held the office of treasurer for the Company until a Chief Financial Officer was appointed. Mr. Boeding was selected as a nominee based on his business and agriculture experience as well as his prior involvement with the ethanol industry and the Company. Mr. Boeding has consented to serving on the Board if he is elected.

Duane Lynch, Incumbent Director, Nominee - Age 77

Mr. Lynch has served on the Board since the Company's inception. Mr. Lynch's term expires in 2018. Mr. Lynch serves on our risk management committee and our director compensation committee. Mr. Lynch owns a grain farm consisting primarily of corn and soybeans called Lynch Farms for over the past 50 years. Mr. Lynch was previously associated with Dekalb and Latham as a seed salesman and is currently serving as a director of Golden Advanced Proteins, a private company. Mr. Lynch also served on the Farmer's Home Administration board and on his church council's finance committee. Mr. Lynch was selected as a nominee based on his business and agriculture experience as well as his prior involvement with the ethanol industry and the Company. Mr. Lynch has consented to serving on the Board if he is elected.

Required Vote and Board Recommendation

In the election of directors, the two nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. Members who are entitled to appoint a director pursuant to the Operating Agreement cannot vote in the director election. In the director election, because directors are elected by plurality vote, abstentions and withheld votes will not be counted either for or against any nominee. Abstentions and withheld votes will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum. If you mark contradicting choices on your proxy card such as both for and withhold for a nominee, your votes will not be counted with respect to the nominee for whom you marked contradicting choices.

THE BOARD HAS DETERMINED THAT EACH NOMINEE IS QUALIFIED TO SERVE AS A DIRECTOR. YOU MAY VOTE FOR ONLY TWO NOMINEES. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR DIRECTOR, THE PROXIES WILL VOTE FOR THE INCUMBENT DIRECTORS JIM BOEDING AND DUANE LYNCH. THE BOARD RECOMMENDS A VOTE FOR THE INCUMBENT DIRECTORS JIM BOEDING AND DUANE LYNCH.

Biographical Information for Non-nominee Directors

Marion Cagley, Director - Age 83

Mr. Cagley has served on the Board since the Company's inception, except for a short period of time until he was appointed by the Board to fill a vacancy. Mr. Cagley's term expires in 2020. Mr. Cagley serves on our public relations committee and serves on our nominating committee. Mr. Cagley is a retired seed sales representative with Pioneer Hybrid seeds. For more than 50 years, Mr. Cagley has been involved in his family farming operation in the Ionia, Iowa area. Mr. Cagley serves as a director of Golden Advanced Proteins, a private company.

Jerry Calease, Director - Age 65

Mr. Calease has served on the Board since September 17, 2003. Mr. Calease's term expires in 2020. Mr. Calease serves on our public relations committee, nominating committee and director compensation committee. Mr. Calease has been the owner/operator of a corn and soybean farming operation in Bremer County, Iowa called J + K Calease Farms for the majority of his career. Mr. Calease has been a certified crop adviser and a Douglas township trustee for multiple years. Mr. Calease also sits on the board of directors of Butler-Bremer Mutual Telephone Company, a private company, and Bremer Mutual Insurance Association, a private company.

Stanley Laures, Director and Secretary - Age 78

Mr. Laures has served on the Board since the Company's inception. Mr. Laures's term expires in 2019. Mr. Laures is also a member of our audit committee and executive committee. Mr. Laures will continue to hold the office of secretary until his earlier resignation or removal by the Board. During our first two years, he served as our project coordinator with responsibility for all of the Company's organizational issues. For over 40 years, he was involved with a family farming operation near New Hampton, Iowa.  Further, Mr. Laures spent approximately 35 years in the banking industry as a commercial loan officer and a member of the bank's board of directors. Mr. Laures serves as a director and president of S&V Green Acres, Ltd, a closely held family farm corporation raising corn and soybeans.

Roger Shaffer, Director - Age 57

Mr. Shaffer has served on the Board since 2012. Mr. Shaffer's term expires in 2019. Mr. Shaffer has owned the certified public accounting firm, Shaffer Company, PC in Sumner, Iowa for nearly 30 years. Prior to his ownership of that company, he worked for other CPA firms. Mr. Shaffer also operates a grain farming operation. Mr. Shaffer is currently serving as the treasurer for the Iowa Association of School Boards as well as a member of the audit committee and is serving as a director of Golden Advanced Proteins, a private company. He has also previously served on the Waterloo Chapter of Iowa Society of CPA's and various other community organizations.

Dave Sovereign, Director and Chairman - Age 61

Mr. Sovereign has served on the Board since the Company's inception. Mr. Sovereign's term expires in 2019. Mr. Sovereign serves as the Chairman of the Board. Mr. Sovereign will continue to serve as Chairman until his earlier resignation or removal by the Board. Mr. Sovereign is also a member of our executive committee, audit committee, risk management committee, public relations committee, and executive compensation committee. For more than the past five years, Mr. Sovereign has been an active partner in a family farming operation near Cresco, Iowa, and as a partner in Paris Foods, Inc., a livestock production facility. He is also a member of Sovereign Building L.C., which owns and leases hog confinement buildings. Mr. Sovereign is also a board member of the American Coalition for Ethanol. Mr. Sovereign previously held the offices of vice chairman and vice president of the Company.

Mr. Sovereign also serves as the chairman of Paris Foods, Inc, a private company, the chairman of Sovereign Trucking, Inc., a private company, as a director of Sovereign Building L.C., a private company, as a director of DRSG Partnership, a private company, as the chairman of GDB, LLC, a private company, as a director for Cresco Fuels Inc, a private company, as a director of Golden Advanced Proteins, a private company, is a director on the American Coalition of Ethanol board and representing the Company's investment interest as a director for Absolute Energy, LLC, a private company.

Leslie M. Hansen, Appointed Director - Age 64

Ms. Hansen was appointed to the Board by Sizzle X, Inc. on February 12, 2007, pursuant to the Operating Agreement, which permits Class A unit holders owning one million or more of our Class A units to appoint one director to the Board. Ms. Hansen serves on our audit committee and executive compensation committee. For nearly 30 years, Ms. Hansen has served as chief financial officer of Precision of New Hampton, Inc., and as vice-president and chief financial officer of Hotflush, Inc. for nearly 15 years. Ms. Hansen is also the president of Sizzle X, Inc.

Ms. Hansen will serve indefinitely as a director on the Board at the pleasure of Sizzle X, Inc., so long as Sizzle X, Inc. continues to own one million or more of our Class A units. Ms. Hansen also serves on the board of directors of Precision of New Hampton, Inc., a private company, Hotflush, Inc., a private company, and representing the Company's investment interest as a director of Homeland Energy Solutions, LLC, a publicly reporting company.

Dave Reinhart, Appointed Director - Age 68

Mr. Reinhart was appointed to the Board by Fagen, Inc. on January 23, 2012, pursuant to the Operating Agreement, which permits Class A unit holders owning one million or more of our Class A units to appoint one director to the Board. Mr. Reinhart serves on our risk management committee and director compensation committee. For over 35 years, Mr. Reinhart has operated family-owned supermarkets in Iowa. Mr. Reinhart will serve indefinitely as a director on the Board at the pleasure of Fagen, Inc., so long as Fagen, Inc. continues to own one million or more of our Class A units. Mr. Reinhart also serves as a board member for Amaizing Energy, LLC, Big River Resources, LLC, Corn, LP, and Platinum Ethanol, all privately held companies.

Steve Sukup, Vice-Chairman and Appointed Director - Age 61

Mr. Sukup was appointed to the Board on April 18, 2005 by Fagen Engineering, LLC. On August 21, 2006, Fagen Engineering, LLC transferred its units to Ron Fagen. On September 25, 2006, Ron Fagen reappointed Mr. Sukup to the Board pursuant to the Operating Agreement, which permits Class A unit holders owning one million or more of our Class A units to appoint one director to the Board. Mr. Sukup serves on our executive committee, audit committee and executive compensation committee. For nearly 40 years, Mr. Sukup has been a co-owner of Sukup Manufacturing Company, a family-owned agricultural business and his own farming operation. Mr. Sukup is also the vice-president and chief financial officer of Sukup Manufacturing. Mr. Sukup sits on the board of directors of Golden Rule Insurance, a private company, and Sukup Manufacturing Company, a private company.

The Board elected Mr. Sukup as the Company's vice chairman. Mr. Sukup is anticipated to hold the office of vice chairman until the earlier of his resignation or removal from office. Mr. Sukup will serve indefinitely as a director on the Board at the pleasure of Ron Fagen for so long as he continues to own one million or more of our Class A units.

Biographical Information Regarding Officers and Key Employees

Curt Strong, Executive Vice President and Commodity Manager - Age 55

In October 2011, Mr. Strong was hired as commodity manager. Mr. Strong was appointed Executive Vice President of the Company by the Board on October 20, 2014. Prior to his employment with the Company, Mr. Strong was the grain merchandiser for Northern Ag Service, Inc., West Union, Iowa in charge of grain merchandising for the company from 2001 until 2011.  Mr. Strong originated and sold grain for four of the company's locations across the Midwest along with managing the company's overall futures position.  Prior to that time, Mr. Strong was a self employed farmer.  Mr. Strong also serves on the board of Four Strong, Inc., a private company and Golden Advanced Proteins, a private company. In June 2014, Mr. Strong was appointed as the Company's representative to Renewable Products Marketing Group in Shakopee, Minnesota. Mr. Strong  is anticipated to hold the office of commodity manager and Executive Vice President until the earlier of his resignation, death, disqualification or removal by the Board.

Christine A. Marchand, Chief Financial Officer - Age 40

In November 2005, the Board appointed Christine Marchand to serve as interim Chief Financial Officer of the Company until she was appointed permanent Chief Financial Officer in February 2006. Ms. Marchand served as interim Chief Executive Officer from May 22, 2014 until October 20, 2014. Prior to her employment with the Company, Ms. Marchand was the controller at a manufacturing facility and was an accountant for a public accounting company. Ms. Marchand holds an inactive certified public accountant certificate. Ms. Marchand sits on the board of directors of Marchand Investments, Inc, a private company and Homeland Energy Solutions, LLC, a publicly reporting company. Ms. Marchand is anticipated to hold the office of Chief Financial Officer until the earlier of her resignation, death, disqualification or removal from office by the Board.

Chad E. Kuhlers, Chief Operating Officer - Age 46

In August 2004, the Company hired Chad Kuhlers as plant manager. Mr. Kuhlers was appointed Chief Operating Officer of the Company by the Board on July 19, 2010. Prior to his employment with the Company, Mr. Kuhlers was the operations manager for Koch Hydrocarbon's Medford, Oklahoma facility. Mr. Kuhlers also served as the maintenance manager, process control engineer, reliability engineer and project engineer within the Koch Hydrocarbon organization. He has an electrical engineering degree from Iowa State University and an MBA from Phillips University in Enid, Oklahoma. Mr. Kuhlers also serves as a director for Homeland Energy Solutions, LLC, a publicly reporting company and Golden Advanced Proteins, a private company. In June 2014, Mr. Kuhlers was appointed as the Company's representative to Guardian Energy in Janesville, Minnesota. Mr. Kuhlers is anticipated to hold the office of Chief Operating Officer until the earlier of his resignation, death, disqualification or removal by the Board.

PROPOSAL TWO
APPROVAL OF THIRD AMENDMENT TO THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT PROPOSED BY THE COMPANY

Proposal Two is to adopt the Operating Agreement Amendment proposed by the Company. The primary purpose of the Operating Agreement Amendment is to update the Operating Agreement in anticipation of revised IRS audit procedures for businesses taxed as partnerships, including limited liability companies taxed as partnerships. This summer, the IRS proposed regulations implementing these changes proposed by Congress for tax years beginning in 2018.

Pursuant to the Operating Agreement Amendment, Section 7.3 of the Operating Agreement (Tax Matters) is removed in its entirety and is replaced by the following:

7.3    Tax Matters.

(a)Appointment. The Chairman of the Board is hereby appointed as the “tax matters partner” (as defined in Code Section 6231 prior to its amendment by the Bipartisan Budget Act of 2015 (“BBA”)) (the “Tax Matters Member”) and the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the BBA). The Tax Matters Member or Partnership Representative may resign at any time. The Tax Matters Member or Partnership Representative may be removed at any time by the Board.

Upon resignation, death, or removal of the Tax Matters Member or Partnership Representative, the Board will select the successor Tax Matters Member or Partnership Representative.

(b)Tax Examinations and Audits. The Tax Matters Member and Partnership Representative are each authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any taxing authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Matters Member or Partnership Representative, which authorization may be withheld by the Tax Matters Member or Partnership Representative in its sole discretion. The Tax Matters Member or Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.

(c)Income Tax Elections. Except as otherwise provided herein, each of the Tax Matters Member and Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including (1) the election out of the BBA Procedures for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA); and (2) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA.

(d)Tax Returns. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

(e)Survival of Obligations. The obligations of each Member or former Member under this Section survive the transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. Each Member acknowledges and agrees that, notwithstanding the transfer or redemption of all or a portion of its Membership Interest in the Company, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such transfer or redemption.

Required Vote and Board Recommendation
With respect to approval of the Operating Agreement Amendment, if a quorum is present, the affirmative vote of members owning a majority of the units, represented at the 2018 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the members. If you fail to mark a vote, the proxies solicited by the Board will be voted FOR Proposal Two. If you mark contradicting choices on your proxy card such as a vote both for and against Proposal Two, your vote will have the effect of a vote AGAINST Proposal Two. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal Two. If you do not submit a proxy card or attend the 2018 Annual Meeting, your vote will not be counted as a vote either for or against Proposal Two.
If Proposal Two is approved, the form of Operating Agreement Amendment attached as Appendix I will be adopted by the Company.
THE BOARD HAS APPROVED THE PROPOSED OPERATING AGREEMENT AMENDMENT AND RECOMMENDS A VOTE FOR PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. In addition, unless otherwise indicated, all persons named below can be reached at the following address: Golden Grain Energy, LLC, 1822 43rd Street SW, Mason City, IA 50401.

As of January 9, 2018, the following individuals beneficially owned 5% or more of our outstanding Class A units:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class A Membership Units	Leslie Hansen(1)	1,000,000 Class A Units	5.3%
Class A Membership Units	Ron Fagen(2)	2,000,000 Class A Units	10.6%

(1) Leslie Hansen beneficially owns 1,000,000 Class A units held by Sizzle X, Inc. Leslie Hansen is a director.
(2) Ron Fagen beneficially owns 1,000,000 of his Class A units through his control of Fagen, Inc.

As of January 9, 2018, the following individuals beneficially owned 5% or more of our outstanding Class B units:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class B Membership Units	Jim Boeding(1)	50,000 Class B Units	5.4%
Class B Membership Units	Wendland Investments, Inc.	55,000 Class B Units	6.0%

(1) Jim Boeding is a director of the Company.

Security Ownership of Management

As of January 9, 2018, members of the Board and executive officers beneficially owned Class A membership units as follows:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class A Membership Units	Jim Boeding, Director/Nominee	61,000	*
Class A Membership Units	Marion Cagley,(1) Director	48,000	*
Class A Membership Units	Jerry Calease, Director	80,000	*
Class A Membership Units	Leslie Hansen,(2) Director	1,000,000	5.3%
Class A Membership Units	Chad Kuhlers,(3) COO	20,166	*
Class A Membership Units	Stan Laures,(4) Secretary/Director	130,000	*
Class A Membership Units	Duane Lynch, Director/Nominee	110,000	*
Class A Membership Units	Christine Marchand,(5) CFO	12,167	*
Class A Membership Units	Dave Reinhart, Director	—	*
Class A Membership Units	Roger Shaffer,(6) Director	25,000	*
Class A Membership Units	Dave Sovereign,(7) Chairman/Director	107,000	*
Class A Membership Units	Curt Strong,(8) Executive VP/Commodity Manager	2,500	*
Class A Membership Units	Steve Sukup,(9) Vice-Chairman and Director	400,000	2.1%
TOTAL CLASS A MEMBERSHIP UNITS:		1,995,833	10.5%

(*) Indicates that the membership units owned represent less than 1% of the outstanding Class A units.
(1) Marion Cagley shares investment and voting power with respect to these 48,000 Class A units with his spouse.
(2) Leslie Hansen beneficially owns 1,000,000 Class A units held by Sizzle, Inc.
(3) Chad Kuhlers beneficially owns the units held by CEK Investments, Inc. Mr. Kuhlers shares voting and investment power with respect to these 20,166 Class A units with his spouse.
(4) Stan Laures owns 65,000 Class A units individually, and beneficially owns 65,000 Class A units that are owned by his spouse. Stan Laures has sole investment and voting power with respect to 65,000 Class A units and shares investment and voting power with respect to the remaining 65,000 Class A units with his spouse.
(5) Christine Marchand beneficially owns the units held by Marchand Investments, Inc. Ms. Marchand shares voting and investment power with respect to these 12,167 Class A units with her spouse.
(6) Roger Shaffer shares voting and investment power with respect to the 25,000 Class A units with his spouse.
(7) Dave Sovereign owns 47,000 Class A units individually, and beneficially owns 60,000 Class A units through DRSG Partnership of which Mr. Sovereign is a partner. Dave Sovereign shares voting and investment power with respect to the 47,000 Class A units with his spouse and with respect to the 60,000 Class A units with the other partners of DRSG Partnership.

(8) Curt Strong beneficially owns the units held by Four Strong Ltd. Mr. Strong shares voting and investment power with respect to these 2,500 Class A units with his spouse.
(9) Steve Sukup owns 245,000 Class A units individually, and beneficially owns 155,000 Class A units with his spouse. Mr. Sukup shares voting and investment power with respect to the 155,000 Class A units with his spouse.

As of January 9, 2018, members of the Board and executive officers beneficially owned Class B membership units as follows:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class B Membership Units	Jim Boeding, Director/Nomine	50,000	5.4%
Class B Membership Units	Marion Cagley, Director	20,000	2.2%
Class B Membership Units	Jerry Calease, Director	20,000	2.2%
Class B Membership Units	Stan Laures, Secretary/Director	5,000	0.5%
Class B Membership Units	Duane Lynch,(1) Director/Nominee	20,000	2.2%
Class B Membership Units	Dave Sovereign,(2) Chairman/Director	39,000	4.2%
TOTAL CLASS B MEMBERSHIP UNITS :		154,000	16.7%

(1) Duane Lynch owns 10,000 Class B units individually and beneficially owns 10,000 Class B units that are owned by his spouse.
(2) Dave Sovereign owns 2,000 Class B units individually and beneficially owns 17,000 Class B units through Mr. Sovereign's part ownership of GDB, LLC and beneficially owns 20,000 Class B units through Mr. Sovereign's part ownership in DRSG Partnership. Dave Sovereign shares investment and voting power with respect to the 2,000 Class B units with his spouse and shares investment and voting power with respect to the 37,000 Class B units with the other owners of GDB, LLC and DRSG Partnership.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board generally meets once per month. The Board held twelve regularly scheduled meetings and one special meeting during the fiscal year ended October 31, 2017. Each director attended at least 75% of the meetings of the Board during the fiscal year ended October 31, 2017.

The Board does not have a formalized process for holders of membership units to send communications to the Board. The Board feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board are free to do so by contacting a director. The names of our directors are listed on the Company's website at www.ggecorn.com/contact/team/ or are available by calling the Company's office at (641) 423-8525.

The Board does not have a policy with regard to directors' attendance at annual meetings. Last year, all directors, except for Steve Sukup, attended the Company's annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Director and Nominee Independence

All of our directors are independent, as defined by NASDAQ Rule 5605(a)(2). Each of the director nominees are independent, as defined by NASDAQ Rule 5605(a)(2). In evaluating the independence of our directors and nominees, we considered the following factors: (i) the business relationships of our directors and nominees; (ii) positions our directors and nominees hold with other companies; (iii) family relationships between our directors and nominees and other individuals involved with the Company; (iv) transactions between our directors and nominees and the Company; and (v) compensation arrangements between our directors and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by an Executive Vice President, Chief Operations Officer and Chief Financial Officer that are separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and directors, including our Executive Vice President, Chief Financial Officer and Chief Operating Officer. The Code of Ethics is available free of charge on written request to Golden Grain Energy, LLC, 1822 43rd Street SW, Mason City, Iowa 50401.

Audit Committee

The Company has a standing audit committee. The purpose of the audit committee is to monitor the integrity of the Company's financial reporting process and systems of internal controls. The audit committee appoints and monitors the independence and qualifications of the Company's independent registered public accounting firm (independent accountant), monitors the Company's internal control documentation, provides an avenue of communication among the independent accountant, management, and the Board, and prepares an audit committee report to be included in the Company's annual proxy statement.

The audit committee of the Board operates under a charter, adopted by the Board in Fall 2004, and updated in November 2014. A copy of the audit committee charter is available on the Company's website at www.ggecorn.com. Under the charter, the audit committee must have at least three members. The Board has appointed Jim Boeding (chairperson), Leslie Hansen, Stan Laures, Roger Shaffer, Dave Sovereign and Steve Sukup to the audit committee. The audit committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our audit committee members are independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2). A director would not be independent if they, or a family member, had been employed by the Company at any time during the last three years, accepted any compensation from the Company in excess of $120,000 during the last three years, or was a partner in, or a controlling shareholder or an executive officer of any organization which had extensive business dealings with the Company. Additionally, directors serving on the audit committee must not have participated in the preparation of the financial statements of the Company at any time during the last three years.

The Board has determined that Roger Shaffer qualifies as an audit committee financial expert. Mr. Shaffer is a Certified Public Accountant. Mr. Shaffer is independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2). The audit committee held five meetings during our fiscal year ended October 31, 2017. All of our audit committee members attended at least 75% of the audit committee meetings during our fiscal year ended October 31, 2017.

Audit Committee Report

The audit committee delivered the following report to the Company's Board on December 18, 2017. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2017.  The audit committee has discussed with its independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 16 Communication with Audit Committees, as amended, modified or supplemented.  The audit committee has received and reviewed the written disclosures and the letter to management from its independent auditor, as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and has discussed with management and the independent auditor the independent auditor's independence.  The audit committee has considered whether the provision of services by its independent auditor, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining the independent auditor's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2017.

Audit Committee
Jim Boeding, Chair
Leslie Hansen
Stan Laures
Roger Shaffer
Dave Sovereign
Steve Sukup

Independent Registered Public Accounting Firm

The audit committee selected RSM US LLP as the independent registered public accounting firm for the fiscal year November 1, 2017 to October 31, 2018. A representative of the Company's independent accounting firm is expected to be present at the 2018 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if they desire.

Audit Fees

The fees charged by the Company's independent registered public accounting firm during the last two fiscal years are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2017	$91,350
	2016	90,000
Audit-Related Fees	2017	3,675
	2016	—
Tax Fees(2)	2017	98,910
	2016	317,000
(1) Audit fees consist of fees billed for audit services in connection with the reviews of the quarterly financial statements and for the audit of the fiscal year-end financial statements in connection with statutory and regulatory filings and engagements.

(2) Tax fees consist of fees billed for tax services in connection with the preparation of the annual tax return, research and development tax study, cost segregation study and other services in connection with statutory and regulatory filings and engagements.

Prior to engagement of the independent registered public accounting firm to perform audit, tax and consulting services for the Company, the accountant was pre-approved by our audit committee pursuant to the Company's policy requiring such approval. One hundred percent (100%) of all services were pre-approved by our audit committee.

Nominating Committee

The Board appointed Marion Cagley, Jerry Calease and Bob Keeple to the nominating committee for the fiscal year ended October 31, 2017. The nominating committee held one meeting in order to nominate candidates for the 2018 Annual Meeting and each member of the nominating committee attended the meeting.

The nominating committee oversees the identification and evaluation of individuals qualified to become directors and recommends to the Board the director nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the Board;

•	Establish criteria and qualifications for membership to the Board;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the Board; and

•	Recommend nominees to the Board for election or re-election.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts of interest with the Company;

•	Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

The nominating committee does not operate under a charter. The nominating committee does not have a formalized policy related to diversity on the Board. The nominating committee does not have a policy for receiving nominations for director positions from the Company's members. The Company believes this is reasonable because the Operating Agreement provides a procedure for the members to nominate individuals to stand for election as directors. The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. However, each member of the nominating committee is independent under the NASDAQ definition of independence.

Nominations for the election of directors may be made by any member entitled to vote generally in the election of directors by following the procedures in the Company's Operating Agreement. In accordance with the Company's Operating Agreement, a member desiring to nominate one or more persons for election as a director must provide the Company with written notice of such member's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date when the Company's proxy statement was released to the members in connection with the previous year's annual meeting. The deadline for the 2018 annual member meeting is September 11, 2018.

The notice to the Secretary shall set forth: (a) the name and address of record of the member who intends to make the nomination; (b) a representation that the member is a holder of record of units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (e) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding membership units and clearly setting forth the proposed nominee as a candidate for the director's seat to be filled at the next election of directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Company solicited nominations for individuals to stand for election at the 2018 Annual Meeting by sending out a newsletter in September 2017 which was distributed to all members. The Company received no proposed nominees other than the incumbent directors running for re-election at the 2018 Annual Meeting. The nominating committee selected both incumbent nominees to stand for election at the 2018 Annual Meeting.

Compensation Committees

Leslie Hansen (chairperson), Dave Sovereign and Steve Sukup serve on our executive compensation committee and Marion Cagley, Jerry Calease, Duane Lynch (chairperson) and Dave Reinhart serve on our director compensation committee. Each member of the executive compensation committee is independent under the NASDAQ definition of independence. Each member of the director compensation committee is independent under the NASDAQ definition of independence. The compensation committees do not operate under a charter. Each of the compensation committees held one meeting for the 2017 fiscal year and each member of the compensation committee attended the meeting.

For additional information on the responsibilities and activities of the compensation committees, including the process for determining executive compensation; see the section of this proxy statement entitled "Compensation Discussion and Analysis."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships currently exist between any of the directors, nominees, officers, or key employees of the Company.

We have engaged in transactions with related parties. The details of these transactions are discussed below.

Chuck Schaffer

Chuck Schaffer manages a grain elevator from which the Company purchased corn and miscellaneous materials of approximately $27,687,000 during our 2017 fiscal year. Mr. Schaffer serves on our Risk Management Committee. The Company believes that these purchases from the grain elevator were on terms no less favorable than the Company could have received from independent third parties.

The Board reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's Operating Agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, our Operating Agreement requires our directors to disclose any potential financial interest in any transaction being considered by the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who served as our Chief Financial Officer, Chief Operating Officer and Executive Vice President/Commodity Manager are referred to as the "executive officers" or "executives."

The executive compensation committee of the Board has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive compensation committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our principal executive officer are similar in form to the compensation and benefits provided to our other executive officers.

The executive compensation committee:

(1)	establishes and administers a compensation policy for senior management;

(2)	reviews and approves the compensation policy for all or our employees other than senior management;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the committee's actions are reported to the Board and, where appropriate, submitted to the Board for ratification. The executive compensation committee meets with each of the executive officers to evaluate their performance and makes recommendations to the Board regarding the executive officers' compensation.

In setting compensation, the executive compensation committee took into account the member vote at our 2017 annual member meeting called the "Say-on-Pay," where the Company's members overwhelming voted to endorse the Company's system of compensating its executive officers.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

To achieve these objectives, the executive compensation committee expects to implement and maintain compensation plans that tie a portion of the executives' overall compensation to the Company's financial performance.

Executive Compensation Committee Procedures

The executive compensation committee of the Board is responsible for determining the nature and amount of compensation for the Company's executive officers. In our 2017 fiscal year, the executive compensation committee consisted of three non-employee directors: Leslie Hansen (Chairperson), Steve Sukup and Dave Sovereign.

The executive compensation committee solicits input from the executive officers regarding their personal performance achievements and performs an annual evaluation of the executive officers which is shared with the Board. This individual performance assessment determines a portion of the annual compensation for each executive officer.

In determining the long-term incentive component of the executive officers' compensation, the executive compensation committee will consider all relevant factors, including the Company's performance, the value of similar awards to executive officers of comparable companies, and the awards given to the executive officers in past years. The executive officers are not present at either executive compensation committee or Board level deliberations concerning their compensation.

From time to time, the executive compensation committee may delegate to the Executive Vice-President the authority to implement certain decisions of the committee or to fulfill administrative duties.

Compensation Components

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Net Income Bonus

2017 Executive Bonus Plan

During the Company's 2015 fiscal year, it established a new Executive Compensation Plan. In addition to the base salaries, the Board approved a cash bonus payable for our 2017 fiscal year to our Executive Vice President/Commodity Manager, Curt Strong, our Chief Financial Officer, Christine Marchand, and our Chief Operating Officer, Chad Kuhlers, shared equally among our three executives. The amount of the bonus is 1% of our net income for the fiscal year as determined by our audited financial statements. The Company believes that the net income bonus is reasonable as it ties the bonus paid to the executive officers to the financial success of the Company and is easily quantified by the Company.

For our fiscal year ended October 31, 2017, the Company had net income of approximately $29.4 million and a bonus payment of approximately $297,000. For our fiscal year ended October 31, 2016, the Company had net income of approximately $20.4 million and a bonus payment of approximately $205,000. For fiscal years 2017 and 2016, the net income bonus was paid in cash shortly following our fiscal year end.

Prior Executive Bonus Plan

For our 2014 and prior fiscal years, we had a different Executive Compensation Plan. Pursuant to this prior plan, the bonus was 1% of our net income for the fiscal year as determined by our audited financial statements. One-third of the net income bonus was paid in cash and was divided equally between our executive officers. The remaining two-thirds of the net income bonus was paid in the form of phantom units that vest over a five year period or immediately after seven years of continuous employment with the Company. The phantom units were allocated to our executive officers in accordance to the recommendation of the executive compensation committee. One percent of the Company's net income for the 2014 fiscal year equaled approximately $799,000. For fiscal year 2014, the net income bonus was paid as follows: approximately $251,000 in cash and approximately $503,000 in phantom units. The phantom units were valued at a price set by the executive compensation committee which evaluates both the weighted average exchange price of the Company's actual units on its qualified matching service bulletin board and the book value of membership units. The valuation price of the phantom units for fiscal year 2014 was $8.01 per phantom unit which was the book value of a unit at the end of the 2014 fiscal year. Accordingly, we issued a total of 62,765 phantom units in fiscal year 2014.

The phantom units are not membership units and do not constitute equity interests or any other ownership interest in the Company. Holders of phantom units are paid 60% per unit of any distribution made to Class A or Class B unit-holders. If a change in control of the Company should occur, all outstanding phantom units immediately vest. Holders of vested phantom units receive the cash value of the phantom units at the time they vest and the phantom units are retired. The only executive officer who currently has un-vested phantom units is Curt Strong, our Executive Vice President.

Benefits and Perquisites

We do not provide any material executive perquisites. We have no supplemental retirement plans or pension plans and we have no intentions of implementing any such plans in our 2018 fiscal year.

No Pension Benefit Plan, Change of Control or Severance Agreements

We offer no pension benefit plans to our executive officers. Our executive officers do not have change of control or severance agreements, which means the Board retains discretion over severance arrangements if it decides to terminate their employment. However, if we were to experience a change in control, any un-vested phantom unit awards would immediately vest.

Accounting and Tax Treatment of Awards

None of our executive officers, directors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this level in the foreseeable future.

Executive Compensation Committee Report

The executive compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the executive compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

    Executive Compensation Committee
Leslie Hansen, Chair
Dave Sovereign
Steve Sukup

Compensation Committee Interlocks and Insider Participation

None of the members of the executive compensation committee is or has been an employee of the Company. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our Chief Financial Officer, Chief Operating Officer and Executive Vice-President/Commodity Manager. As of October 31, 2017, none of our directors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

		Annual Compensation		Long Term Compensation Awards
Name and Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards(1)	All Other Compensation	Total Compensation
Christine Marchand, CFO	2017	$108,462	$98,986	$—	$—	$207,448
	2016	99,669	68,664	—	—	168,333
	2015	86,121	107,564	—	—	193,685
Chad Kuhlers, COO	2016	234,269	98,986	—	—	333,255
	2016	226,769	68,664	—	—	295,433
	2015	221,758	107,564	—	—	329,322
Curt Strong,	2017	153,923	98,986	—	—	252,909
Executive Vice President	2016	136,523	68,664	—	—	205,187
Commodity Manager	2015	133,300	107,564	—	—	240,864

(1) The restricted stock awards represent "phantom units" that are not membership units in the Company and were part of a bonus plan in previous years. The face value and allocable distributions of these phantom units vest over a period of five years, with 50% vesting after three years, 75% vesting after four years, and 100% vesting after the lesser of five years from the date the award was issued or seven years of continuous employment with the Company.

Outstanding Equity Awards at Fiscal Year-End

The table below represents the outstanding phantom units awarded by the Company to our Executive Vice President/Commodity Manager that have not yet vested as of October 31, 2017 and the market value of these phantom units. The terms of our phantom unit plan are described above.

Name	Number of Phantom Units That Have Not Vested(1)	Market Value of Phantom Units That Have Not Vested(2)
Curt Strong, Executive Vice-President Commodity Manager(3)	10,369	$70,820

(1) Represents phantom units awarded pursuant to our phantom unit plan. The details of our phantom unit plan are described above.
(2) The market value of our phantom units is determined by the executive compensation committee which considers the weighted average sales price of the Company's units exchanged through the Company's bulletin board trading system and the book value per membership unit for the 2017 fiscal year.
(3) Mr. Strong's phantom units are scheduled to vest as follows: 10,369 units in October 2018.

Option Exercises and Stock Vested

The table below represents the number of phantom units awarded by the Company to our Executive Vice President/Commodity Manager that fully vested during our 2017 fiscal year and the market value of these phantom units that have vested. The terms of our phantom unit plan are described above as a footnote to our Summary Compensation Table.

	Phantom Unit Awards
Name	Number of Phantom Units Acquired on Vesting(1)	Value Realized on Vesting(2)
Curt Strong, Executive Vice President	10,957	$74,833

(1) Represents phantom units awarded pursuant to our phantom unit plan. The details of our phantom unit plan are described above.

(2) The market value of our phantom units is determined by the executive compensation committee which considers the weighted average sales price of the Company's units exchanged through the Company's bulletin board trading system and the book value per membership unit for our 2017 fiscal year.

DIRECTOR COMPENSATION

Director Compensation Committee

Marion Cagley, Jerry Calease, Duane Lynch and Dave Reinhart serve on our director compensation committee. Each member of the director compensation committee is independent under the NASDAQ definition of independence. The director compensation committee does not operate under a charter. The director compensation committee has direct responsibility with respect to the compensation of members of the Board. The director compensation committee has the overall responsibility for approving and evaluating the Company's director compensation plans, policies and programs. The director compensation committee held one meeting during our fiscal year ended October 31, 2017 and all members of the committee attended the meeting. All of the director compensation committee's actions are reported to the Board and, where appropriate, submitted to the Board for ratification.

Our directors are compensated based on the number of board or committee meetings they attend and are reimbursed for certain out of pocket expenses. Directors receive $1,600 for each board meeting they attend in person and $1,400 for each board meeting they attend by conference call. The chairman of the Board receives $5,000 per month for attendance at the board meeting as well as other additional responsibilities performed by the chairman. In addition, board members receive $500 for each half day meeting they attend, and $1,000 for each full day meeting they attend, including planning and committee meetings. Members of our risk management committee receive $250 per month for their participation in weekly conference calls and members of our public relations committee receive $600 per quarter for their involvement in public relations committee meetings with the chairperson receiving $1,000 per quarter. The table below shows the compensation paid to each of our directors for the fiscal year ended October 31, 2017. Effective for our 2018 fiscal year, directors will receive $2,000 for each board meeting they attend in person and $1,750 for each board meeting they attend by conference call. All other compensation will remain the same.

DIRECTOR COMPENSATION

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
Jim Boeding	2017	$22,700	$—	$22,700
Marion Cagley	2017	21,300	—	21,300
Jerry Calease	2017	27,000	—	27,000
Leslie Hansen	2017	17,400	—	17,400
Stan Laures	2017	20,900	—	20,900
Duane Lynch	2017	21,900	—	21,900
Dave Reinhart	2017	22,900	—	22,900
Roger Shaffer	2017	21,100	—	21,100
Dave Sovereign	2017	67,900	—	67,900
Steve Sukup	2017	19,800	—	19,800

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2017.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2017, accompanies this proxy statement.

These proxy materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. The Company will provide each member solicited a printed or e-mail copy of the Proxy Statement, Proxy Card and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the proxy materials as follows: (i) by calling our office at (641) 423-8525 or toll free at (888) 443-2676; (ii) by written request to Golden Grain Energy, LLC at 1822 43rd Street SW, Mason City, IA 50401; (iii) by e-mail at info@ggecorn.com; or (iv) on our website at http://www.goldengrainenergy.com, on or before February 12, 2018 to facilitate timely delivery. The Company will provide each member solicited a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The 2017 Annual Report on Form 10-K complete with exhibits and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single Notice of Internet Availability of Proxy Materials to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s). This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate proxy card. If you wish to receive a separate Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company by telephone at (641) 423-8525; by e-mail at info@ggecorn.com; or by written request at Golden Grain Energy, LLC at 1822 43rd Street SW, Mason City, IA 50401 and the Company will promptly send you a separate Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company by telephone at (641) 423-8525 or by written request at Golden Grain Energy, LLC at 1822 43rd Street SW, Mason City, IA 50401.

APPENDIX I
THIRD AMENDMENT TO THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF
GOLDEN GRAIN ENERGY, LLC

THIS THIRD AMENDMENT TO THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF GOLDEN GRAIN ENERGY, LLC dated February 15, 2007 (the “Operating Agreement”) is adopted and approved effective as of the 19th day of February, 2018, by the affirmative vote of members holding a majority of the units of Golden Grain Energy, LLC (the “Company”) represented at the Annual Meeting, held on February 19, 2018 at which a quorum was present, pursuant to Sections 8.1 and 6.4 of the Operating Agreement.

The Operating Agreement is amended as follows:

1.    Section 7.3 of the Operating Agreement (Tax Matters) is removed in its entirety and is replaced by the following:

7.3    Tax Matters.

(a)Appointment. The Chairman of the Board is hereby appointed as the “tax matters partner” (as defined in Code Section 6231 prior to its amendment by the Bipartisan Budget Act of 2015 (“BBA”)) (the “Tax Matters Member”) and the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the BBA). The Tax Matters Member or Partnership Representative may resign at any time. The Tax Matters Member or Partnership Representative may be removed at any time by the Board. Upon resignation, death, or removal of the Tax Matters Member or Partnership Representative, the Board will select the successor Tax Matters Member or Partnership Representative.

(b)Tax Examinations and Audits. The Tax Matters Member and Partnership Representative are each authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any taxing authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Matters Member or Partnership Representative, which authorization may be withheld by the Tax Matters Member or Partnership Representative in its sole discretion. The Tax Matters Member or Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.

(c)Income Tax Elections. Except as otherwise provided herein, each of the Tax Matters Member and Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including (1) the election out of the BBA Procedures for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA); and (2) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA.

(d)Tax Returns. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

(e)Survival of Obligations. The obligations of each Member or former Member under this Section survive the transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. Each Member acknowledges and agrees that, notwithstanding the transfer or redemption of all or a portion of its Membership Interest in the Company, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such transfer or redemption.

I, Stan Laures, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by members holding a majority of the units of the Company at a meeting of the members held on February 19, 2018, at which a quorum was present, in accordance with the provisions of the Operating Agreement.

/s/ Stan Laures
Stan Laures, Secretary

Approved:

/s/ David Sovereign
David Sovereign, Chairman of the Board

Golden Grain Energy, LLC 2018 Annual Meeting - Monday, February 19, 2018
For Unit Holders as of January 9, 2018. Proxy Solicited on Behalf of the Board of Directors

PROPOSAL ONE: ELECTION OF TWO DIRECTORS
**You may vote for TWO nominees**

Nominee	For	Withhold/Abstain
Jim Boeding	☐	☐
Duane Lynch	☐	☐

PROPOSAL TWO: AMENDMENT TO THE OPERATING AGREEMENT

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

For	Against	Abstain
☐	☐	☐

By signing this proxy card, you appoint Steve Sukup and Dave Reinhart, jointly and severally, each with full power of substitution, as proxies to represent you at the 2018 Annual Meeting of the members to be held on Monday, February 19, 2018, and at any adjournment thereof, on any matters coming before the meeting. Please specify your choices by marking the appropriate boxes above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. on Friday, February 16, 2018. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2018 Annual Meeting. If you do not mark any boxes, your units will be voted FOR the incumbents Jim Boeding and Duane Lynch and FOR the Amendment to the Operating Agreement. If you choose only one nominee, then the proxies will vote your units only for the nominee you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD/ABSTAIN for a nominee, your votes will not be counted with respect to the nominee or proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2018 Annual Meeting.

Signature:	Joint Owner Signature:
Print Name:	Print Name:
Date:	Date:
Units Owned:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE. JOINT OWNERS MUST BOTH SIGN.